MEMBERSHIP INTEREST PLEDGE AGREEMENT

THIS MEMBERSHIP INTEREST PLEDGE AGREEMENT (as the same may be amended, restated, modified and otherwise supplemented from time to time, this “Pledge Agreement”), dated as of August 17, 2007 is made by PROLINK HOLDINGS CORP., a Delaware corporation (“Pledgor”), in favor of CALLIOPE CAPITAL CORPORATION, a Delaware corporation (“Calliope”).

W I T N E S S E T H :
WHEREAS, pursuant to the terms of (a) that certain Security Agreement dated as of the date hereof by and among Pledgor, certain Subsidiaries of Pledgor and Calliope (including all annexes, exhibits and schedules thereto, and as from time to time amended, restated, supplemented and otherwise modified the “Security Agreement”), (b) that certain Secured Convertible Term Note executed by Pledgor and certain Subsidiaries of Pledgor in favor of Calliope in the aggregate principal amount of Four Million Dollars ($4,000,000) (as from time to time amended, restated, supplemented and otherwise modified, the “Convertible Term Note”), and (c) that certain Secured Revolving Note executed by Pledgor and certain Subsidiaries of Pledgor in favor of Calliope in the aggregate principal amount of Four Million Dollars ($4,000,000) (as from time to time amended, restated, supplemented and otherwise modified, the “Revolving Note” and together with the Convertible Term Note, the “Notes”), Calliope has agreed to provide certain financial accommodations to Pledgor;

WHEREAS, Pledgor is the legal and beneficial owner of the Pledged Interests (as hereinafter defined); and

WHEREAS, in order to induce Calliope to enter into the Security Agreement and the Notes, Pledgor has agreed to secure the Obligations under and as defined in the Security Agreement by, among other things, pledging the Pledged Interests to Calliope in accordance herewith.

NOW, THEREFORE, in consideration of the premises and to induce Calliope to enter into the Security Agreement and the Notes, Pledgor hereby agrees with Calliope as follows:

1. Defined Terms.

(a) Unless otherwise defined herein, terms defined in the Security Agreement and used herein shall have the meanings given to them in the Security Agreement, and the following terms which are defined in the Code (as defined below) are used herein as so defined: Accounts, Chattel Paper, General Intangibles and Instruments.

(b) The following terms shall have the following meanings:

“Code” means the Uniform Commercial Code from time to time in effect in the State of New York.

“Collateral” means (i) the Pledged Interests, (ii) all General Intangibles arising out of or constituted by the LLC Agreement in respect of the Pledged Interests, (iii) all Accounts arising out of the LLC Agreement in respect of any Pledged Interests, and (iv) to the extent not otherwise included, all Proceeds of any and all of the foregoing.

“Documents” means this Pledge Agreement, the Security Agreement, the Notes, the other Ancillary Agreements and all other documents, instruments, agreements and certificates at any time delivered by any Person executed in connection herewith or therewith.

“Event of Default” shall have the meaning given to such term in Section 9.

“Governmental Authority” means any nation or government, any state or other political subdivision thereof, and any agency, department or other entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government.

“Issuers” shall have the meaning given to such term in Section 5(a).

“LLC Agreement” means the Third Amended and Restated Operating Agreement of ProLink Solutions, LLC, a Delaware limited liability company, dated as of December 23, 2005, by and among Prolink Solutions, LLC, ProLink Holdings Corp. (f/k/a Amalgamated Technologies, Inc.) and Parview, Inc., as amended, restated, supplemented and otherwise modified from time to time in accordance with the terms thereof.

“Person” means an individual, a partnership, a corporation (including a business trust), a joint stock company, a trust, an unincorporated association, a joint venture, a limited liability company, a limited liability partnership or other entity, or a government or any agency, instrumentality or political subdivision thereof.

“Pledged Interests” means the interest of Pledgor listed on Schedule 1 hereto in the Issuers, including, without limitation, all of Pledgor’s right, title and interest to participate in the operation or management of the Issuers, if any, and all of Pledgor’s rights to properties, assets, membership interests and distributions under the LLC Agreement, if any, together with all certificates, options or rights of any nature whatsoever that may be issued or granted by the Issuers to Pledgor in respect of the Pledged Interests while this Pledge Agreement is in effect and any other limited liability company interest obtained by Pledgor in the Issuers during the term hereof.

“Proceeds” means all “proceeds” as such term is defined in Section 9-102(a)(64) of the Code and, in any event, shall include, without limitation, all dividends or other income from the Pledged Interests, collections thereon or distributions with respect thereto.

“Secured Obligations” shall have the meaning given to the term “Obligations” in the Security Agreement.

2. Pledge; Grant of Security Interest. Pledgor hereby transfers and assigns to Calliope all of the Pledged Interests of Pledgor and hereby grants to Calliope a first priority security interest in the Collateral of Pledgor, as collateral security for the prompt and complete payment and performance when due (whether at the stated maturity, by acceleration or otherwise) of the Secured Obligations.

3. Delivery to Calliope.

(a) Pledgor shall deliver to Calliope (i) simultaneously with or prior to the execution and delivery of this Pledge Agreement, all certificates representing the Collateral, if any, and (ii) promptly upon the receipt thereof by or on behalf of Pledgor, all other certificates and instruments constituting Collateral of Pledgor. Prior to delivery to Calliope, all such certificates and instruments constituting Collateral of Pledgor shall be held in trust by Pledgor for the benefit of Calliope pursuant hereto. All such certificates shall be delivered in suitable form for transfer by delivery or shall be accompanied by duly executed instruments of transfer or assignment in blank, substantially in the form provided in Schedule 2 attached hereto.

(b) If any amount payable under or in connection with any of the Collateral shall be or become evidenced by any promissory note, other Instrument or Chattel Paper, such note, Instrument or Chattel Paper shall be immediately delivered to Calliope, duly endorsed in a manner satisfactory to Calliope, to be held as Collateral pursuant to this Pledge Agreement.

(c) Pledgor authorizes Calliope to file such UCC or other applicable financing statements as may be reasonably requested by Calliope in order to perfect and protect the security interest created hereby in the Collateral.

(d) Pledgor agrees to execute and deliver to Calliope such other consents, acknowledgments, agreements, instruments and documentation as Calliope may reasonably request from time to time to effectuate the conveyance, transfer, assignment and grant to Calliope of all of Pledgor’s right, title and interest in and to the Collateral and any distributions with respect thereto.

4. Transfer Powers. If at any time any equity interest in any Issuer is evidenced by a certificate or other written instrument or document (a “certificate”), Pledgor shall immediately deliver such certificate to Calliope and, concurrently with the delivery to Calliope of each certificate by Pledgor, Pledgor shall deliver an undated transfer power covering such certificate, duly executed in blank with signature guaranteed (if requested by Calliope), in the form attached hereto in Schedule 2 or such other form as reasonably acceptable to Calliope to be held as part of the Collateral pursuant hereto.

5. Representations and Warranties. Pledgor represents and warrants that:

(a) The Pledged Interests identified in Schedule 1 and set forth adjacent to Pledgor’s name constitutes all of Pledgor’s limited liability company interests or other beneficial interests of any kind in the issuers as shown thereon (the “Issuers”) and accurately reflects the ownership interest of Pledgor in the Issuers.

(b) All required equity contributions to Issuers by Pledgor have been made in connection with Pledgor’s Pledged Interests.

(c) Pledgor is the record and beneficial owner of, and has good and marketable title to, the Pledged Interests of Pledgor, free of any and all liens or options in favor of, or claims of, any other Person, except for the security interest created by this Pledge Agreement or otherwise pursuant to the LLC Agreement.

(d) To the best of Pledgor’s knowledge, the exercise by Calliope of its rights and remedies hereunder will not violate any law or governmental regulation or any material contractual restriction, in each case, binding on or affecting Pledgor or any of its property.

(e) No authorization, approval or action by, and no notice of filing with any Governmental Authority or with any Issuer is required either (i) for the pledge made by Pledgor or for the granting of the security interest by Pledgor pursuant to this Pledge Agreement or (ii) to the best of Pledgor’s knowledge, for the exercise by Calliope of its rights and remedies hereunder (except as may be required by the Uniform Commercial Code in the applicable jurisdiction or laws affecting the offering and sale of securities).

(f) The interests of Pledgor in each Issuer are as shown on Schedule 1 attached hereto.

(g) Upon the filing of UCC financing statement describing the Collateral, the security interest created by this Pledge Agreement will constitute a valid, perfected first-priority security interest in the Pledged Interests of Pledgor and in the other Collateral arising therefrom, enforceable in accordance with its terms against all creditors of Pledgor, each Issuer or any Person purporting to purchase any Pledged Interests of Pledgor (or any portion thereof) therefrom or otherwise claiming by, through or under Pledgor or such Issuer, except as affected by bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar laws relating to or affecting creditors’ rights generally, and general equitable principles (whether considered in a proceeding in equity or at law).

6. Covenants. Pledgor covenants and agrees with Calliope that, from and after the date of this Pledge Agreement until this Pledge Agreement is terminated and the security interests created hereby are released, that:

(a) If Pledgor shall, as a result of its ownership of the Pledged Interests, become entitled to receive or shall receive any certificate (including, without limitation, any certificate representing a dividend or a distribution in connection with any reclassification, increase or reduction of capital or any certificate issued in connection with any reorganization), option or rights, whether in addition to, in substitution of, as a conversion of, or in exchange for any shares of the Pledged Interests, or otherwise in respect thereof, Pledgor shall accept the same as the agent of Calliope, hold the same in trust for Calliope and deliver the same forthwith to Calliope in the exact form received, duly endorsed by Pledgor to Calliope, if required, together with an undated transfer power covering such certificate duly executed in blank by Pledgor and with signature guaranteed (if requested by Calliope), to be held by Calliope, subject to the terms hereof, as additional collateral security for the Secured Obligations.

(b) Without the prior written consent of Calliope, Pledgor will not (i) sell, assign, transfer, exchange, or otherwise dispose of, or grant any option with respect to, the Collateral or any portion thereof, (ii) create, incur or permit to exist any security interest, encumbrance, lien or option in favor of, or any claim of any Person with respect to, any of the Collateral, or any interest therein, except for the security interests created by this Pledge Agreement or (iii) enter into any agreement or undertaking restricting the right or ability of any Issuer to sell, assign or transfer any of the Collateral.

(c) Pledgor shall warrant and defend title to and ownership of the Collateral at its own expense against the claims and demands of all other parties claiming an interest therein, shall maintain the security interest created by this Pledge Agreement as a first priority security interest and shall defend such security interest against claims and demands of all Persons whomsoever. At any time and from time to time, upon the written request of Calliope, Pledgor will promptly and duly execute and deliver such further instruments and documents and take such further actions at its expense as Calliope may reasonably request for the purposes of obtaining or preserving the full benefits of this Pledge Agreement and of the rights and powers herein granted. If any amount payable under or in connection with any of the Collateral shall be or become evidenced by any promissory note, other instrument or chattel paper, such note, instrument or chattel paper shall be immediately delivered to Calliope, duly endorsed in a manner satisfactory to Calliope, to be held as Collateral pursuant to this Pledge Agreement.

(d) Pledgor shall not participate in any amendment to the LLC Agreement or certificate of formation of Issuer (i) that would extend any voting rights to any owner of any equity interest in Issuer unless such equity interest is subject to the terms and provisions of this Pledge Agreement or such other pledge agreement as is reasonably acceptable to Calliope, (ii) that would otherwise impair the Collateral or adversely affect in any material respect the rights, privileges, benefits and security interests provided to or intended to be provided to Calliope or (iii) that in any way adversely affects the perfection of the security interest of Calliope in the Collateral, including, without limitation, any amendment electing to treat any membership interest as a security under Section 8-103 of the Code, or any election to turn any previously uncertificated membership interest into a certificated membership interest.

(e) From time to time, Pledgor will execute and deliver to Calliope such additional documents and will provide such additional information and perform such additional acts as Calliope may require to carry out the terms of this Pledge Agreement.

7. Voting Rights. Unless an Event of Default shall have occurred and be continuing, Pledgor shall be permitted to exercise all voting and company rights with respect to the Pledged Interests; provided, however, that no vote shall be cast or company right exercised or other action taken which, in Calliope’s reasonable judgment, would impair the Collateral or which would be inconsistent with or result in any violation of any provision of this Pledge Agreement.

8. Rights of Calliope.

(a) All money Proceeds received by Calliope hereunder shall be applied as provided in Section 10(a) hereof.

(b) If an Event of Default shall occur and be continuing, at Calliope’s option, (1) Calliope shall have the right to receive any and all cash dividends or other distributions paid in respect of the Pledged Interests and make application thereof to the Secured Obligations in such order as Calliope may determine, and (2) the Pledged Interests shall be registered in the name of Calliope or its nominee, and Calliope or its nominee may thereafter exercise (A) all voting and other rights pertaining to the Pledged Interests at any meeting of owners of the applicable Issuer or otherwise and (B) any and all rights of conversion, exchange, subscription and any other rights, privileges or options pertaining to such Pledged Interests as if it were the absolute owner thereof (including, without limitation, the right to exchange at its discretion any and all of the Pledged Interests upon the merger, consolidation, reorganization, recapitalization or other fundamental change in the company structure of any Issuer, or upon the exercise by Pledgor or Calliope of any right, privilege or option pertaining to such Pledged Interests, and in connection therewith, the right to deposit and deliver any and all of the Pledged Interests with any committee, depository, transfer agent, registrar or other designated agency upon such terms and conditions as Calliope may determine), all without liability except to account for property actually received by it, but Calliope shall have no duty to Pledgor to exercise any such right, privilege or option and shall not be responsible for any failure to do so or delay in so doing.

9. Events of Default. The occurrence of an Event of Default under the Security Agreement shall constitute an event of default (“Event of Default”) hereunder.

10. Remedies.

(a) If an Event of Default shall have occurred and be continuing, at any time at Calliope’s election, Calliope may apply all or any part of Proceeds held by Calliope in payment of the Secured Obligations in such order as Calliope may elect.

(b) If an Event of Default shall have occurred and be continuing, Calliope may exercise, in addition to all other rights and remedies granted in this Pledge Agreement and in any other instrument or agreement securing, evidencing or relating to the Secured Obligations, all rights and remedies of a secured party under the Code. Without limiting the generality of the foregoing, Calliope, without resort to any other collateral or remedy under any Document or demand of performance or other demand, presentment, protest, advertisement or notice of any kind (except any notice required by law referred to below) to or upon Pledgor or any other Person (including without limitation the Issuers) (all and each of which demands, defenses, advertisements and notices are hereby waived), may in such circumstances forthwith collect, receive, appropriate and realize upon the Collateral, or any part thereof, and/or may forthwith sell, assign, give an option or options to purchase or otherwise dispose of and deliver the Collateral or any part thereof (or contract to do any of the foregoing), in one or more parcels at public or private sale or sales, in the over-the-counter market, at any exchange, broker’s board or office of Calliope or elsewhere upon such terms and conditions as it may deem advisable and at such prices as it may deem best, for cash or on credit or for future delivery without assumption of any credit risk. Calliope shall apply any Proceeds from time to time held by it and the net proceeds of any such collection, recovery, receipt, appropriation, realization or sale, after deducting all reasonable costs and expenses of every kind incurred in respect thereof or incidental to the care or safekeeping of any of the Collateral or in any way relating to the Collateral or its rights hereunder, including, without limitation, actual and reasonable attorneys’ fees and disbursements of counsel to Calliope, to the payment in whole or in part of the Secured Obligations, in such order as Calliope may elect, and only after such application and after the payment by Calliope of any other amount required by any provision of law, including, without limitation, Section 9-615 of the Code, need Calliope account for the surplus, if any, to Pledgor. To the extent permitted by applicable law, Pledgor waives all claims, damages and demands it may acquire against Calliope arising out of the exercise by it of any rights hereunder except for any claim, damage or demand arising from the gross negligence or willful misconduct of Calliope. If any notice of a proposed sale or other disposition of Collateral shall be required by law, such notice shall be deemed reasonable and proper if given at least 10 days before such sale or other disposition. The Pledgor shall remain liable for any deficiency if the proceeds of any sale or other disposition of Collateral are insufficient to pay the Secured Obligations and the reasonable fees and disbursements of any attorneys employed by Calliope to collect such deficiency.

11. Irrevocable Authorization and Instruction to Issuers. The Pledgor hereby authorizes and instructs the Issuers to comply with any instruction received by Pledgor (or any of them) from Calliope in writing that (a) states that an Event of Default exists and (b) is otherwise in accordance with the terms of this Pledge Agreement, without any other or further instructions from Pledgor (or any of them), and Pledgor agrees that the Issuers shall be fully protected in so complying.

12. Appointment as Attorney-in-Fact.

(a) The Pledgor hereby irrevocably constitutes and appoints Calliope and any officer or agent of Calliope, with full power of substitution, as its true and lawful attorney-in-fact with full irrevocable power and authority in the place and stead of Pledgor and in the name of Pledgor and in Calliope’s own name, from time to time in Calliope’s discretion, for the purpose of carrying out the terms of this Pledge Agreement, to take any and all appropriate action and to execute any and all documents and instruments which may be necessary or desirable to accomplish the purposes of this Pledge Agreement, including, without limitation, any financing statements, endorsement, assignment or other instruments of transfer.

(b) The Pledgor hereby ratifies all that said attorneys shall lawfully do or cause to be done pursuant to the power of attorney granted in Section 12(a) hereof. All powers, authorizations and agencies contained in this Pledge Agreement are coupled with an interest and are irrevocable until this Pledge Agreement is terminated and the security interests created hereby are released.

13. Duty of Calliope. Calliope’s sole duty with respect to the custody, safekeeping and physical preservation of the Collateral in its possession, under Section 9-207 of the Code or otherwise, shall be to deal with it in the same manner as Calliope deals with similar securities and property for its own account. Neither Calliope nor any of its respective directors, officers, employees or agents shall be liable for failure to demand, collect or realize upon any of the Collateral or for any delay in doing so or shall be under any obligation to sell or otherwise dispose of any Collateral upon the request of Pledgor or any other Person or to take any other action whatsoever with regard to the Collateral or any part thereof.

14. No Assumption. Notwithstanding any of the foregoing, whether or not an Event of Default shall have occurred hereunder and whether or not Calliope elects to foreclose on the security interest in the Collateral as set forth herein, neither the execution of this Pledge Agreement, receipt by Calliope of any of Pledgor’s rights, title and interests in and to any distributions, now or hereafter due to Pledgor from any Issuer, nor Calliope’s foreclosure of the security interest in the Collateral, shall in any way be deemed to obligate Calliope to assume any of Pledgor’s obligations, duties, expenses or liabilities under the LLC Agreement as presently existing or as hereafter amended, or under any and all other agreements now existing or hereafter drafted or executed (collectively, the “LLC Obligations”), unless Calliope otherwise expressly agrees to assume any or all of the LLC Obligations in writing. In the event of foreclosure by Calliope, Pledgor shall remain bound and obligated to perform the LLC Obligations and Calliope shall not be deemed to have assumed any of such LLC Obligations except as provided in the preceding sentence.

15. Execution of Financing Statements. Pledgor authorizes Calliope to file financing statements with respect to the Collateral without the signature of Pledgor in such form and in such filing offices as Calliope reasonably determines appropriate to perfect the security interests of Calliope under this Pledge Agreement. A carbon, photographic or other reproduction of this Pledge Agreement shall be sufficient as a financing statement for filing in any jurisdiction.

16. Indemnification. Pledgor hereby agrees to indemnify, defend and hold Calliope and its respective successors and assigns harmless from and against any and all damages, losses, claims, costs or expenses (including reasonable attorneys’ fees) and any other liabilities whatsoever that Calliope or its respective successors or assigns may incur by reason of this Pledge Agreement or by reason of any assignment of a Pledgor’s right, title and interest in and to any or all of the Collateral, except to the extent any such damages, losses, claims, costs, expenses (including reasonable attorneys’ fees) and other liabilities are caused solely by the gross negligence or willful misconduct of Calliope.

17. Further Documentation. Pledgor hereby agrees to execute all such instruments as may be required to perfect and continue the security interest created hereby and pay the cost of filing or recording the same in the public records specified by Calliope.

18. Consent and Waiver. Pledgor agrees that, without the prior written consent of Calliope, Pledgor shall not take any action that would operate to dilute the interest of Pledgor in any Issuer other than as permitted by this Pledge Agreement. Pledgor also hereby expressly waives any and all rights under the LLC Agreement of any Issuer which, whether exercised by Pledgor or not, would prevent, inhibit or interfere with the granting of a security interest in the Collateral, the foreclosure of such security interest in the Collateral by Calliope or the full realization by Calliope of any of its other rights under this Pledge Agreement or otherwise.

19.Notices. Any notice, request, instruction or other document or communication hereunder shall be in writing and shall be given in accordance with the terms of the Security Agreement.

20. Severability. Any provision of this Pledge Agreement which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

21. Amendments in Writing; No Waiver; Cumulative Remedies.

(a) None of the terms or provisions of this Pledge Agreement may be waived, amended, restated, supplemented or otherwise modified except by a written instrument executed by Pledgor and Calliope, provided that any provision of this Pledge Agreement may be waived by Calliope in a letter or agreement executed by Calliope or by facsimile transmission from Calliope.

(b) Calliope shall not by any act (except by a written instrument pursuant to Section 21(a) hereof), delay, indulgence, omission or otherwise be deemed to have waived any right or remedy hereunder or to have acquiesced in any Event of Default or in any breach of any of the terms and conditions hereof. No failure to exercise, nor any delay in exercising on the part of Calliope, any right, power or privilege hereunder shall operate as a waiver thereof. No single or partial exercise of any right, power or privilege hereunder shall preclude any other or further exercise thereof or the exercise of any other right, power or privilege. A waiver by Calliope of any right or remedy hereunder on any one occasion shall not be construed as a bar to any right or remedy which Calliope would otherwise have on any future occasion.

(c) The rights and remedies herein provided are cumulative, may be exercised singly or concurrently and are not exclusive of any other rights or remedies provided by law.

22. Section Headings. The section headings used in this Pledge Agreement are for convenience of reference only and are not to affect the construction hereof or be taken into consideration in the interpretation hereof.

23. Successors and Assigns. This Pledge Agreement shall be binding upon the successors and assigns of Pledgor and shall inure to the benefit of Calliope and its successors and assigns, provided that Pledgor may not assign its rights or obligations under this Pledge Agreement without the prior written consent of Calliope, and any such purported assignment shall be null and void.

24. Governing Law, Jurisdiction and Waiver of Jury Trial.

(a) THIS PLEDGE AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED AND ENFORCED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK APPLICABLE TO CONTRACTS MADE AND PERFORMED IN SUCH STATE, WITHOUT REGARD TO PRINCIPLES OF CONFLICTS OF LAW.

(b) PLEDGOR HEREBY CONSENTS AND AGREES THAT THE STATE OR FEDERAL COURTS LOCATED IN THE COUNTY OF NEW YORK, STATE OF NEW YORK SHALL HAVE EXCLUSIVE JURISDICTION TO HEAR AND DETERMINE ANY CLAIMS OR DISPUTES BETWEEN PLEDGOR, ON THE ONE HAND, AND CALLIOPE, ON THE OTHER HAND, PERTAINING TO THIS PLEDGE AGREEMENT OR TO ANY MATTER ARISING OUT OF OR RELATED TO THIS AGREEMENT; PROVIDED, THAT CALLIOPE AND PLEDGOR ACKNOWLEDGE THAT ANY APPEALS FROM THOSE COURTS MAY HAVE TO BE HEARD BY A COURT LOCATED OUTSIDE OF THE COUNTY OF NEW YORK, STATE OF NEW YORK; AND FURTHER PROVIDED, THAT NOTHING IN THIS PLEDGE AGREEMENT SHALL BE DEEMED OR OPERATE TO PRECLUDE CALLIOPE FROM BRINGING SUIT OR TAKING OTHER LEGAL ACTION IN ANY OTHER JURISDICTION TO COLLECT THE OBLIGATIONS, TO REALIZE ON THE COLLATERAL OR ANY OTHER SECURITY FOR THE SECURED OBLIGATIONS, OR TO ENFORCE A JUDGMENT OR OTHER COURT ORDER IN FAVOR OF CALLIOPE. PLEDGOR EXPRESSLY SUBMITS AND CONSENTS IN ADVANCE TO SUCH JURISDICTION IN ANY ACTION OR SUIT COMMENCED IN ANY SUCH COURT, AND PLEDGOR HEREBY WAIVES ANY OBJECTION WHICH IT MAY HAVE BASED UPON LACK OF PERSONAL JURISDICTION, IMPROPER VENUE OR FORUM NON CONVENIENS. PLEDGOR AND CALLIOPE EACH HEREBY WAIVES PERSONAL SERVICE OF THE SUMMONS, COMPLAINT AND OTHER PROCESS ISSUED IN ANY SUCH ACTION OR SUIT AND AGREES THAT SERVICE OF SUCH SUMMONS, COMPLAINT AND OTHER PROCESS MAY BE MADE BY REGISTERED OR CERTIFIED MAIL ADDRESSED TO PLEDGOR OR CALLIOPE, AS APPLICABLE, AT THE ADDRESS SET FORTH IN SECTION 29 OF THE SECURITY AGREEMENT AND THAT SERVICE SO MADE SHALL BE DEEMED COMPLETED UPON THE EARLIER OF PLEDGOR’S OR CALLIOPE’S, AS APPLICABLE, ACTUAL RECEIPT THEREOF OR THREE (3) DAYS AFTER DEPOSIT IN THE U.S. MAILS, PROPER POSTAGE PREPAID.

(c) THE PARTIES DESIRE THAT THEIR DISPUTES BE RESOLVED BY A JUDGE APPLYING SUCH APPLICABLE LAWS. THEREFORE, TO ACHIEVE THE BEST COMBINATION OF THE BENEFITS OF THE JUDICIAL SYSTEM AND OF ARBITRATION, THE PARTIES HERETO WAIVE ALL RIGHTS TO TRIAL BY JURY IN ANY ACTION, SUIT, OR PROCEEDING BROUGHT TO RESOLVE ANY DISPUTE, WHETHER ARISING IN CONTRACT, TORT, OR OTHERWISE, BETWEEN CALLIOPE AND PLEDGOR ARISING OUT OF, CONNECTED WITH, RELATED OR INCIDENTAL TO THE RELATIONSHIP ESTABLISHED BETWEEN THEM IN CONNECTION WITH THIS PLEDGE AGREEMENT OR THE TRANSACTIONS RELATED HERETO.

[Remainder of Page Intentionally Left Blank]

IN WITNESS WHEREOF, the undersigned has caused this Pledge Agreement to be duly executed and delivered as of the date first above written.

PROLINK HOLDINGS CORP.

By:	______________________________________________
Name:
Title:

CALLIOPE CAPITAL CORPORATION

By:	Laurus Capital Management, LLC, as investment manager

By: ____________________________________________________
Name:
Title:

SIGNATURE PAGE TO
MEMBERSHIP INTEREST PLEDGE AGREEMENT

SCHEDULE 1

DESCRIPTION OF PLEDGED SECURITIES

Issuer	Owner	Total Percentage of Ownership
ProLink Solutions, LLC	ProLink Holdings Corp.	100%

SCHEDULE 2

IRREVOCABLE TRANSFER POWER

FOR VALUE RECEIVED, ProLink Holdings Corp. hereby sells, assigns and transfers unto ____________________________ ________ percent (___%) of the membership interests of _____________________ standing in our name on the books of said limited liability company represented by Certificate(s) No(s). _____ herewith, and do hereby irrevocably constitute and appoint ___________________________________ attorney to transfer the said membership interests on the books of said limited liability company with full power of substitution in the premises.

Dated: ___________________

PROLINK HOLDINGS CORP.

By: ___________________________________________________________
Name:
Title:
In presence of:

__________________________________________________